Exhibit 10.23

HOME FEDERAL BANK

PROMISSORY NOTE MODIFICATION AGREEMENT

Modification #4386	Loan #9206756

This Agreement is made as of February 16, 2006, between Home Federal Bank having its office at 225 South Main Avenue, Post Office Box 5000, Sioux Falls, South Dakota 57117-5000 (“Lender”) and Great Plains Ethanol LLC, 27716 462nd Ave., Chancellor, SD 57015 (“Borrower”).

RECITAL 5:

A.                                   Lender is the holder of a Promissory Note of Borrower dated February 28, 2003 payable to the Lender in the original principal amount not to exceed $1,600,000.00 (the “Loan”).

B.                                     Lender is willing to modify payment terms of the Loan evidenced by the Loan Documents in the manner set forth below. These proposed changes are requested by and acceptable to Borrower. Borrower acknowledges that the Loan Documents shall remain the legal and binding obligation of Borrower, endorsers and guarantors, free of any claim, defense or offset.

Accordingly, In consideration of the premises and other good and valuable consideration, each paid to the other, the parties agree as follows:

1.                                       Effective as of, N/A and until the Loan is fully paid or Lender changes the number of basis points or the Index, whichever is the first to occur, the unpaid balance of the Loan shall bear interest at a variable rate of N/A basis points in excess of the N/A (“Index”). Lender at its discretion, may change the number of basis points or Index upon thirty (30) days’ prior written notice to Borrowers.

2.                                       The unpaid principal balance of the Loan and Interest thereon shall be paid in full on or before March 1, 2007.

3.                                       The maximum amount of the Loan is changed to and shall not exceed $960,000.00.

4.                                       The Loan Documents are amended to the extent necessary to reflect the changes set forth above. No other amendments are made to the Loan Documents. Except as amended herein, the terms and conditions contained in the Loan Documents, and the Related Documents described therein, shall continue to govern the relationship of the parties.

5.                                       It is understood and agreed by the parties that this Agreement shall not operate as a novation of the Loan Documents or the Loan,

6. A Loan Modification Fee of $2,812.50 will be charged.

IN WITNESS WHEREOF, the parties hereto each duly executed this Agreement as of the day and year first above written.

HOME FEDERAL BANK

BY:	Terry Cleberg
ITS:	VP

BORROWER:

GREAT PLAINS ETHANOL LLC

/s/ Darrin Ihnen
DARRIN IHNEN, PRESIDENT